Consent of Independent Auditors




The Board of Directors of Aetna Life Insurance and Annuity Company and Contractholders of Aetna Variable Annuity Account I:

We consent to the use of our reports dated March 24, 1999 and February 26, 1999 included in this Post-Effective Amendment No. 9 to Registration Statement (File No. 33-59749) on Form N-4 and to the references to our firm under the headings "Condensed Financial Information" in the prospectus and "Independent Auditors" in the statement of additional information.




                                                                    /s/ KPMG LLP


Hartford, Connecticut
April 9, 1999